UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	December 29, 2005

Annuity and Life Re (Holdings), Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-16561	66-0619270

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cumberland House, 1 Victoria Street, Hamilton, Bermuda	HM 11

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(441) 296-7667

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Definitive Material Agreement.
     On December 29, 2005, Annuity and Life Reassurance America, Inc. and Annuity and Life Reassurance, Ltd. (collectively, the “Annuity Subsidiaries”), each a direct or indirect wholly owned operating subsidiary of Annuity and Life Re (Holdings), Ltd. (“Annuity”), entered into a letter agreement (the “Letter Agreement”) with Wilton Reassurance Company (formerly known as Prudential Select Life Insurance Company of America) and Wilton Reinsurance Bermuda Limited (collectively, the “Wilton Subsidiaries”), each a direct or indirect wholly owned operating subsidiary of Wilton Re Holdings, Ltd. The Letter Agreement amends the terms of the August 10, 2005 Master Agreement by and among the Annuity Subsidiaries and the Wilton Subsidiaries (the “Master Agreement”), which provides for the novation to or 100% coinsurance by the Wilton Subsidiaries effective as of June 30, 2005 (the “Effective Date”) of all of the Annuity Subsidiaries’ life and annuity reinsurance treaties identified in the Master Agreement (the “Treaties”). As of December 30, 2005, the Treaties comprised all of the Annuity Subsidiaries’ remaining reinsurance treaties.
     Pursuant to the terms of the Letter Agreement, if all of the conditions to closing set forth in the Master Agreement have been satisfied or waived by the appropriate parties no later than 11:59 p.m. Atlantic standard time on January 16, 2006, the closing of the transactions contemplated by the Master Agreement will take place on January 17, 2006 (the “Closing Date”). The only remaining outstanding condition to the consummation of the transactions contemplated by the Master Agreement is insurance regulatory approval from the State of California. As amended by the Letter Agreement, the Master Agreement is terminable by any party if the closing of the transactions has not occurred on or before January 20, 2006.
     Upon the closing of the transactions contemplated by the Master Agreement, the Annuity Subsidiaries will pay the Wilton Subsidiaries an aggregate settlement amount equal to $91.6 million, less any expense reimbursement payments previously made by the Annuity Subsidiaries to the Wilton Subsidiaries in connection with the transactions. The $91.6 million settlement amount will consist of the funds withheld held by the cedents under certain of the Treaties on the Effective Date, which assets totaled approximately $58.4 million on that date, and cash and invested assets of approximately $33.2 million.
     The Letter Agreement also amends the Master Agreement to provide that the Annuity Subsidiaries will continue to administer the Treaties in a manner consistent with current practices through March 15, 2006 (the “Transition Date”). The Letter Agreement also provides that from March 15, 2006 to April 30, 2006, the Annuity Subsidiaries will cooperate in good faith with the Wilton Subsidiaries in completing the transition of the administration of the Treaties from the Annuity Subsidiaries to the Wilton Subsidiaries.
     The Master Agreement includes mutual indemnification provisions covering, among other things, all costs and expenses arising or resulting from any breach of any representation or warranty, any breach of any covenant and certain excluded liabilities. Neither the Annuity Subsidiaries nor the Wilton Subsidiaries will have any liability for indemnification with respect to losses relating to breaches of representations or warranties under the Master Agreement, unless and until the total of all such losses exceeds $25,000, and then only for the amount by which such losses exceed $25,000. The total liability for losses relating to breaches of representations or warranties under the Master Agreement shall not exceed $2,000,000 in the aggregate for the Annuity Subsidiaries, on the one hand, or the Wilton Subsidiaries, on the other hand. In order to secure their indemnification obligations under the Master Agreement, each of the Annuity Subsidiaries is required to maintain statutory capital and surplus of at least $2,000,000 for 18 months following the Closing Date, and Annuity has agreed not to take any action that would reduce the statutory capital and surplus of the Annuity Subsidiaries below such levels.
     The Letter Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.
     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by Annuity or on its behalf. All statements which address the financial impact of the proposed transactions, Annuity’s future operating performance, or events or developments that Annuity expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. Annuity cautions that the actual financial impact of the proposed transactions, Annuity’s actual future operating performance, and other actual events and developments could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause Annuity’s actual operating performance or financial condition or other actual events or developments to differ from those expressed or implied in Annuity’s forward-looking statements include, but are not limited to, the ability of Annuity and the Annuity Subsidiaries to satisfy the conditions precedent to closing the transactions described in this report and otherwise consummate those transactions. Investors are also directed to consider the risks and uncertainties discussed in other documents Annuity has filed with the Securities and Exchange Commission, and in particular, Annuity’s Annual Report on Form 10-K for the year ended December 31, 2004. Annuity does not undertake to update any forward-looking statement that may be made from time to time by or on Annuity’s behalf.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.
     10.1* Letter Agreement, dated December 29, 2005, by and among Annuity and Life Reassurance America, Inc., Annuity and Life Reassurance, Ltd., Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited.
     *Annex omitted. The registrant will furnish a supplementary copy of any omitted annex to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
Date: January 4, 2006	By:	/s/ John W. Lockwood
John W. Lockwood
Chief Financial Officer

Exhibit Index
     10.1* Letter Agreement, dated December 29, 2005, by and among Annuity and Life Reassurance America, Inc., Annuity and Life Reassurance, Ltd., Wilton Reassurance Company and Wilton Reinsurance Bermuda Limited.
     *Annex omitted. The registrant will furnish a supplementary copy of any omitted annex to the SEC upon request.